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Exhibit 99.1

Reno, Nevada (June 10, 2002) Duke Energy North America, a subsidiary of Duke Energy Corporation (NYSE: DUK), has agreed to supply up to 1,000 megawatts of electricity per hour, as well as natural gas, to Nevada Power Company and Sierra Pacific Power Company to fulfill customers' power requirements during the peak summer period, the companies announced today. The two utilities, which serve much of Nevada and the Lake Tahoe portion of California, are subsidiaries of Sierra Pacific Resources (NYSE: SRP).

In addition, Duke Energy will further provide real-time purchases and sales of power between June 15 and December 31, 2002, under mutually agreeable terms to assist Nevada Power and Sierra Pacific Power in balancing electricity demands.

These agreements will be physically executed through its affiliate Duke Energy Trading and Marketing and will not increase Duke Energy's credit risk. Specific terms of the arrangement are confidential.

Duke Energy also agreed to accept a deferred payment program for a portion of the summer costs under its existing power-supply contracts with Nevada Power. This plan was proposed to all continuing power suppliers in April to help Nevada Power address its short-term liquidity issues.

Concurrently, Nevada Power and Sierra Pacific Power agreed to drop their Federal Energy Regulatory Commission Section 206 complaint proceeding against Duke Energy challenging the market-rate pricing of existing power supply contracts entered into with Duke Energy during the fall of 2001.

Under terms of the agreements, Duke Energy will supply varying amounts up to 1,000 megawatts of electricity per hour between June 15 and September 15, 2002, as well as natural gas. This would offset power and gas supply terminations by certain other suppliers, as well as previously unfilled short positions.

"Duke Energy worked earnestly with Sierra Pacific Resources to reach a solution that is beneficial to all parties with the most important objective of providing reliable power resources to consumers in Nevada," said Jim Donnell, President and Chief Executive Officer of Duke Energy North America. "This agreement reinforces the strength and viability of long-term power supply contracts and ensures that Nevada consumers' power needs will be met during the summer."

Walter Higgins, Chairman, President and Chief Executive Officer of Sierra Pacific Resources, said, "We are committed to doing everything possible to ensure that our customers have the power they need without interruption. The agreements with Duke Energy are a major step in that direction. We appreciate Duke Energy's cooperation in our efforts to reliably serve our customers and meet our obligations. Our agreement with Duke Energy should give other suppliers confidence to adopt the extended payment program."

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About Duke Energy: Duke Energy is a diversified multinational energy company with an integrated network of energy assets and expertise. The company manages a dynamic portfolio of natural gas and electric supply, delivery and trading businesses - meeting the energy needs of customers throughout North America and in key markets around the world. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 100 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the internet at: www.duke-energy.com.

About Sierra Pacific: Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas transmission partnership and several unregulated energy services companies.

Safe-harbor Language: This press release may contain forward-looking statements regarding the future performance of Sierra Pacific Resources within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, further unfavorable rulings in pending and future rate cases, the ability of the Company to access capital markets in light of recent ratings downgrades, whether suppliers will continue to honor existing power and fuel supply contracts, whether long-term power costs can be lowered through negotiation or administrative proceedings, weather conditions during the summer of 2002 and beyond, operating hazards, uninsured risks and changes in energy-related federal or state legislation and regulations. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filed with the SEC. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.